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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)           APRIL 27, 1999

                                   INSCI CORP.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                        06-1302773
Commission File No.                            I.R.S. Employer Identification

TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                         Zip Code
executive offices

(508) 870-4000
Registrant's telephone number,
including area code
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ITEM 5.    Other Events

           On April 27, 1999, the Registrant (the "Company") filed a Form S-8 Registration Statement for 3,000,000 shares of common stock underlying 3,000,000 options authorized to be issued pursuant to the Company's 1997 Equity Incentive Plan (the "Plan"). The Plan was previously approved by Shareholders at the Company's Annual Meeting held on September 26, 1996. Eligible participants in the Plan include Officers, Directors and Employees of the Company. Included in the S-8 Registration Statement were 1,041,000 underlying shares for stock options of Officers, Directors and/or affiliates of the Company. To date, no Officer, Director, or affiliate has exercised any stock option and the Company is not aware of any present intent of its Officers, Directors or affiliates to exercise options and/or sell underlying shares. Upon exercise of any of the stock options subject to the Plan, Officers, Directors or affiliates of the Company are subject to the applicable rules and regulations governing the issuance and sale of shares of common stock.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         April 30, 1999

                                               INSCI CORP.
                                               (Registrant)

                                               /s/ Roger Kuhn
                                               ------------------------
                                               Roger Kuhn
                                               Chief Financial Officer